EXHIBIT 23





                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
National Patent Development Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.



                                   KPMG PEAT MARWICK LLP


New York, New York
May 10, 1996